UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported):

June 18, 2021

NEXTGEN HEALTHCARE, INC.

(Exact name of Registrant as Specified in Its Charter)

CALIFORNIA	001-12537	95-2888568
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3525 Piedmont Rd., NE Building 6, Suite 700 Atlanta, GA	30305
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (404) 467-1500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.01)	NXGN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 18, 2021, John R. “Rusty” Frantz (“Mr. Frantz”) is no longer serving as President and Chief Executive Officer of NextGen Healthcare, Inc. (the “Company”), and has resigned as a member on the Company’s Board of Directors (the “Board”).

Effective June 18, 2021, the Board established an Executive Leadership Committee (the “Leadership Committee”) to lead the Company on an interim basis. The Board has appointed James Arnold, Jr., the Company’s current Chief Financial Officer and Executive Vice President, David A. Metcalfe, the Company’s current Executive Vice President and Chief Technology Officer and Donna Greene, the Company’s current Executive Vice President of Human Resources, along with Srinivas (Sri) Velamoor upon, and contingent with, his expected July employment with the Company as Executive Vice President, Chief Growth and Strategy Officer, to collectively serve as members on the Leadership Committee. The Leadership Committee will report directly to and work with a Board Oversight Committee consisting of directors Jeff Margolis and Craig Barbarosh, non-Executive Chairman and Vice Chairman of the Board, respectively.

Donna Greene, age 58, has been the Executive Vice President of Human Resources at the Company since December 2017. She joined the Company in 2011 as the Senior Director of Human Resources and served in that role until 2012. Greene also served as the Company’s Vice President of Human Resources from 2012 to 2013 and Senior Vice President of Human Resources from 2013 to 2017. Prior to her employment with the Company, Greene was the corporate director of Human Resources for Alliance Healthcare Services from 2007 to 2011. She graduated with a bachelor of science in Economics from the University of California, Los Angeles in 1984, and an advanced certification in Human Resources and Business Leadership from the University of California, Irvine in 2011.

Separation Agreement with Frantz

Effective June 19, 2021, the Company and Mr. Frantz entered into a separation agreement (the “Separation Agreement”) pursuant to which Mr. Frantz, in exchange for a general release of claims and his agreement to various other customary restrictive covenants, will be eligible to receive the benefits provided for under the addendum to Mr. Frantz’s employment agreement dated January 22, 2019, consisting of a lump sum severance payment of $2,126,250 (representing 150% of Mr. Frantz’s annual base salary plus target bonus as currently in effect), continued health coverage at Company expense for up to 18 months, and the accelerated vesting of those time-based equity awards that would have vested within 18 months of his last day of employment. Mr. Frantz will not, however, receive a prorated target bonus for fiscal year 2022. All of Mr. Frantz’s other equity awards, including any performance-based equity awards, were cancelled on his last day of employment.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which will be filed as an exhibit 10.1 to the Company’s Form 10-Q to be filed for the quarter ending June 30, 2021, and is incorporated herein by reference.

In connection with the events described in this Item 5.02, the Company filed a press release, which is provided as Exhibit 99.1 attached hereto but shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective June 18, 2021, and in connection with the resignation of Mr. Frantz from the Board, the Board approved that the Company’s Bylaws would be amended and restated to provide that the number of directors would be decreased from nine (9) to eight (8) (the “Third Amended and Restated Bylaws”). The foregoing description is qualified in its entirety by reference to the Third Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K.

3.1	Third Amended and Restated Bylaws of the Company, dated June 18, 2021.

99.1	Press Release dated June 21, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2021	NEXTGEN HEALTHCARE, INC.

	By:	/s/ Jeffrey D. Linton
Jeffrey D. Linton
General Counsel and Secretary